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                                                                    EXHIBIT 4.33

                                 CERTIFICATE OF TRUST

    The undersigned, the trustees of OG&E Financing I, desiring to form a business trust pursuant to Delaware Business Trust Act, 12 Del. C. Section 3810, hereby certify as follows:

    (a) The name of the business trust being formed hereby (the "Trust") is "OG&E Financing I."

    (b) The name and business address of the trustee of the Trust which has its principal place of business in the State of Delaware is as follows:

              Wilmington Trust Company
              Rodney Square North
              1100 North Market Street
              Wilmington, Delaware 19890-0001
              Attention: Corporate Trust Administration

    (c)  This Certificate of Trust shall be effective as of the date of filing.



Dated: January 31, 1997
                                        /s/ A. M. Strecker
                                        ----------------------------------------
                                        A. M. Strecker, as Trustee

                                        /s/ James R. Hatfield
                                        ----------------------------------------
                                        James R. Hatfield, as Trustee



                                        WILMINGTON TRUST COMPANY, a Trustee



                                        By: /s/ W. Chris Sponenberg
                                           -------------------------------------
                                            Name: W. Chris Sponenberg
                                            Title: Senior Financial Services
                                                   Officer